UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 27, 2011

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2011, WPCS International Incorporated (the “Company”) and its United States based subsidiaries (the “Subsidiaries”) entered into a second amendment to forbearance agreement (the “Forbearance Amendment”) with Bank of America, N.A. (“BOA”) pursuant to which the forbearance agreement, dated as of December 22, 2010 by and among BOA, the Company and the Company’s Subsidiaries (the “Initial Forbearance”), as amended by a certain First Amendment to Forbearance Agreement made as of March 28, 2011 and effective as of February 28, 2011 (the “First Amendment” and, collectively with the Initial Forbearance, the “Forbearance Agreement”) was further amended, whereby BOA agreed to not exercise its rights or remedies against the Company as a result of certain events of default pursuant to the loan and security agreements (collectively, the “Loan Documents”), as amended, previously entered into between the Company and BOA.  Pursuant to the Forbearance Amendment, BOA agreed to forbear as a result of existing events of default under the Loan Documents until the earlier of (a) November 30, 2011 or (b) an event of termination under the Forbearance Agreement (the “Forbearance Period”).  Pursuant to the Forbearance Amendment, the Company and BOA agreed that:

1.
Available funds pursuant to the Loan Documents will be limited to the lesser of (a) (i) from September 27, 2011 through and including October 20, 2011, $3,800,000, (ii) from October 21, 2011 through and including November 29, 2011, $3,500,000, and (iii) on November 30, 2011 and all times thereafter, $0, or (b) the aggregate sum of (i) through and including October 1, 2011, 70%, and then on and after October 2, 2011, 60%, of eligible accounts receivable (as defined in the Forbearance Agreement) which are not more than 90 days past original invoice date, plus (ii) 30% percent of eligible inventory (as defined in the Forbearance Agreement), provided that, at no time shall advances against eligible inventory exceed $500,000;

2.	The principal balance due under the Loan Documents is due and payable in full, on or before November 30, 2011;
3.
The per annum interest rate was amended to be the Prime Rate plus (a) 200 basis points through and including September 30, 2011, (b) 300 basis points from October 1, 2011 through and including October 31, 2011, (c) 400 basis points from November 1, 2011 through and including November 30, 2011, or (d) 500 basis points, or such higher rate as permitted by the Loan Documents, from December 1, 2011 until the outstanding loan is repaid;

4.	WPCS agreed to sign over a tax refund due from the Internal Revenue Service of approximately $1,175,000 to BOA to be applied against the outstanding loan amount; and
5.
The Company will pay (i) a forbearance fee of $125,000, of which $50,000 was paid upon execution of the Forbearance Amendment and the other $75,000 is due and payable on November 30, 2011, which payment will be waived by BOA if the principal balance of the loan is repaid on or before November 30, 2011 and the Forbearance Period has not been previously terminated, and (ii) reimburse BOA for costs and expenses incurred from the date of the First Amendment through the date of the Forbearance Amendment.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Second Amendment to Forbearance Agreement, dated as of September 27, 2011, by and among Bank of America, N.A., WPCS International Incorporated, WPCS International – Lakewood, Inc., WPCS International – Suisun City, Inc., WPCS International – Hartford, Inc., WPCS International - Seattle, Inc., WPCS International – Trenton, Inc., and WPCS International – Portland, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: September 30, 2011	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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